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                                                                       EXHIBIT 5

                            OPINION OF CLARK HILL PLC

December 20, 2001

Rouge Industries, Inc.
3001 Miller Road
P.O. Box 1699
Dearborn, Michigan 48121-1699

         Re:  SEC Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Rouge Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an aggregate of 500,000 shares (the "Shares") of class A common stock, $.01 par value per share (the "Common Stock"), of the Company that have been reserved for issuance upon exercise of qualified stock options, non-qualified stock options and stock appreciation rights and in connection with restricted stock awards and performance share awards, in each case under the Rouge Steel Company 2002 Stock Incentive Plan (the "Plan").

         In rendering this opinion, we have examined the Registration Statement in the form to be filed with the Commission on or about the date hereof, records of applicable corporate proceedings of the Company and such other documents as we have deemed necessary as a basis for this opinion.

         Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that, upon (i) the grant of Shares in accordance with the Plan, or the issuance of Shares in connection with the exercise of stock options or stock appreciation rights granted under the Plan, and (ii) the delivery by the Company of such Shares, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder.

                                               Very Truly Yours,
                                               CLARK HILL PLC

                                               /s/ Clark Hill PLC